Exhibit 10.36

              PARTNERSHIP INTEREST PURCHASE AGREEMENT
              ---------------------------------------


        This PARTNERSHIP INTEREST PURCHASE AGREEMENT  (the

"Agreement") is made this 28th day of May, 1993, by and among

EXHIBITION ENTERPRISES PARTNERSHIP, a New York general partnership

("EEP"), CINEMA ENTERPRISES II, INC., a Missouri corporation

("Buyer"), CINEMA ENTERPRISES, INC., a Missouri corporation

("CENI"), AMERICAN MULTI-CINEMA, INC., a Missouri corporation

("AMC"), TPI ENTERTAINMENT, INC., a Delaware corporation

("Seller"), and TPI ENTERPRISES, INC., a New Jersey corporation

("TPI").

        WITNESSETH:

        WHEREAS, Buyer is a wholly owned subsidiary of AMC; and

        WHEREAS, Seller and CENI entered into that certain General

Partnership Agreement dated March 4, 1991 (the "Partnership

Agreement"), respecting EEP; and

        WHEREAS, EEP is the tenant under certain leases, including all amendments, modifications and supplements thereto

(individually, a "Theatre Lease", and collectively, the "Theatre

Leases"), for the properties described on Annex R (EEP's interest
                                          -------

in such properties being referred to individually as a "Property"

and collectively as the "Properties"); and

        WHEREAS, AMC, on EEP's behalf, operates the motion picture theatres located on, or in certain cases to be constructed on, the

Properties (individually, a "Theatre", and collectively, the

"Theatres") (the Properties are hereinafter included in the term

"Theatres"); and

        WHEREAS, as a general partner with CENI with respect to

EEP, Seller is the owner of an undivided one-half interest in EEP

(including, without limitation,

(a) the property, both real and personal, of EEP, (b) the

management of EEP, and (c) the capital and profits of EEP; but subject to certain disproportionate allocations provided for in the

Partnership Agreement and subject to the terms of that certain

Amended and Restated Management Agreement dated March 14, 1991 (the

"Management Agreement")) (the "Partnership Interest"); and

        WHEREAS, Seller desires to sell the Partnership Interest

to Buyer and Buyer desires to purchase the Partnership Interest from Seller, each upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants

and conditions contained herein, the parties hereto agree as follows:

                             ARTICLE I.

              REPRESENTATIONS AND WARRANTIES OF SELLER
              ----------------------------------------

        For purposes of this Agreement, "actual knowledge" with

respect to Seller shall not include anything known by the

management of AMC, CENI or Buyer.  Seller and TPI represent and warrant to Buyer, CENI and AMC as follows:

        1. Organization; Authority.  (a) Seller (i) is a

corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the right, power and authority to own or lease its properties, to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to engage in intrastate business and is in good standing in all jurisdictions in which the failure to be so qualified would

materially impair the validity or enforceability of, or Seller's ability to perform its obligations under, this Agreement.

        (b) TPI (i) is a corporation duly organized, validly

existing and in good standing under the laws of the State of New

Jersey, (ii) has the right, power and authority to own or lease its properties, to carry on its business as now conducted and to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to engage in intrastate business and is in good standing in all jurisdictions in which the failure to be so

qualified would materially impair the validity or enforceability of, or TPI's ability to perform its obligations under, this

Agreement.

        2. Title to Partnership Interest.  Seller is the record

and beneficial owner of, and has good and valid title to, the

Partnership Interest, free and clear of all liens, encumbrances,

security agreements, equities, options, claims, charges,

assessments, limitations and restrictions of every kind, except for rights of CENI as set forth in the Partnership Agreement

("Encumbrances").  Seller has full power to transfer the

Partnership Interest to Buyer without obtaining the consent or approval of any other person or governmental authority, other than as set forth in Section 1.4 and other than pursuant to contracts or
                -----------

agreements entered into by CENI or AMC on EEP's behalf. Seller agrees to convey to Buyer, simultaneously with the execution of this Agreement,  good and valid title to the Partnership Interest,

free and clear of all Encumbrances.

        3. Noncontravention.  The execution and delivery of this

Agreement by Seller and TPI and the consummation by Seller and TPI of the transactions contemplated by this Agreement will not result in or constitute any of the following:  (a) a breach of any term,

condition or other provision of this Agreement; (b) a default,

breach or violation of, or an event that, with notice or lapse of time or both, would be a default, breach or violation of, (i) any term, condition or provision of the Certificate of Incorporation or

Bylaws of either Seller or TPI, (ii) to Seller's actual knowledge,

any lease, license, promissory note, conditional sales contract,

commitment, indenture, mortgage, deed of trust or other agreement,

instrument or arrangement to which Seller, TPI or EEP is a party or by which Seller, TPI, the property of either Seller or TPI or EEP or EEP's property, including without limitation the Theatres, are bound, or (iii) to Seller's actual knowledge, any judgment, order,

decree, law, rule, regulation or other restriction of any court,

government or governmental agency to which Seller, TPI or EEP is subject; (c) to Seller's actual knowledge, an event that would permit any party to terminate any agreement,  or to accelerate the maturity of any indebtedness or other obligation, of EEP; or (d) to

Seller's actual knowledge, the creation or imposition of any

Encumbrance on EEP's property, including without limitation the

Theatres, other than Encumbrances that individually or in the aggregate would not have a material adverse effect on EEP or the

Partnership Interest.

        4. Authorization and Consents.  The execution, delivery

and performance by Seller and TPI of this Agreement (a) do not require the consent, approval or authorization of any federal or state governmental or regulatory authority or any other person,

except such consents, approvals, filings and authorizations that have been obtained or made; and (b) have been duly authorized by

Seller and TPI.

        5. Partnership Agreement.  Except as set forth on

Schedule 1.5, Seller has not taken any action (or failed to take
- ------------

any action) that constitutes, or with notice or lapse of time or both would constitute, a material default, breach or violation of the Partnership Agreement.  Without limiting the effect of the preceding sentence, Seller (without CENI having any knowledge thereof, excluding imputed knowledge but including each and every act taken at the request of CENI or  AMC), has not entered into any agreement on behalf of CENI or EEP.

        6. EEP.  Seller has no actual knowledge of:  (a) any

defect in title to the Theatres (such that would cause EEP to not have good and marketable title to all of the Theatres, free and clear of restrictions on or conditions to transfer or assignment,

mortgages, liens, pledges, charges, encumbrances, equities, claims,

easements, rights of way, covenants, conditions or restrictions),

except for (i) the lien of current taxes not yet due and payable,

(ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present use of any of the Theatres, (iii) the

Permitted Encumbrances (as defined below), and (iv) pursuant to the provisions of the Theatre Leases; (b) except as set forth on

Schedule 1.6, any pending or threatened litigation or
- ------------

administrative actions or other proceedings with respect to EEP or the Theatres; (c) any violation by EEP of, or default by EEP under,

any material contract to which EEP is a party, which violation or default has not been cured or remedied and would have a material adverse effect on EEP or the Partnership Interest; and (d) any violation of any law, rule or regulation applicable to EEP or the

Theatres, which violation  would have a material adverse effect on

EEP or the Partnership Interest.  Seller has no actual knowledge of any sale, lease, transfer or assignment of any assets of EEP other than in the ordinary course of business.

        For purposes of this Agreement, "Permitted Encumbrances"

shall mean, in the case of real property:



(a) covenants, easements, agreements, reservations, rights-of-way and restrictions of record;

        (b) utility company rights and easements to maintain

poles, lines, wires, cables, pipes, boxes and other fixtures and facilities presently serving, crossing or existing on the

Properties, whether or not pursuant to recorded grants, agreements or easements;

        (c) mechanics' and materialmens' liens;

        (d) building laws, zoning laws, subdivision regulations

and other laws and ordinances regulating the use, occupancy,

subdivision or improvement of the Properties;

        (e) all matters that might be disclosed by an accurate

survey or physical inspection of the Properties; and

        (f) any statutory or common law rights of the landlords

who are parties to the Theatre Leases.

                            ARTICLE II.

               BUYER'S REPRESENTATIONS AND WARRANTIES
               --------------------------------------

        For purposes of this Agreement, "actual knowledge" with

respect to Buyer shall not include anything known by the management of Seller or TPI.  Buyer, CENI and AMC represent and warrant to

Seller and TPI as follows:



1. Organization; Authority.  (a) Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of  Missouri, (ii) has the right, power and authority to enter into and perform its obligations under this Agreement, and

(iii) is duly qualified to engage in intrastate business and is in good standing in all jurisdictions in which the failure to be so qualified would materially impair the validity or enforceability of, or  Buyer's ability to perform its obligations under, this

Agreement.

        (b) CENI (i) is a corporation duly organized, validly

existing and in good standing under the laws of the State of

Missouri, (ii) has the right, power and authority to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to engage in intrastate business and is in good standing in all jurisdictions in which the failure to be so qualified would materially impair the validity or enforceability of, or CENI's ability to perform its obligations under, this Agreement.

        (c) AMC (i) is a corporation duly organized, validly

existing and in good standing under the laws of the State of

Missouri, (ii) has the right, power and authority to enter into and perform its obligations under this Agreement, and (iii) is duly qualified to engage in intrastate business and is in good standing in all jurisdictions in which the failure to be so qualified would materially impair the validity or enforceability of, or AMC's ability to perform its obligations under, this Agreement.

        2. Authorization and Consents.  The execution, delivery

and performance by Buyer, CENI and AMC of this Agreement (a) do not require the consent, approval or authorization of any federal or state governmental or regulatory authority or any other person,

except such consents, approvals, filings and authorizations that have been obtained or made; and (b) have been duly authorized by

Buyer, CENI and AMC.

        3. Noncontravention.  The execution and delivery of this

Agreement by Buyer, CENI and AMC and the consummation by Buyer,

CENI and AMC of the transactions contemplated by this Agreement will not result in or constitute any of the following:  (a) a breach of any term, condition or other provision of this Agreement;

(b) a default, breach or violation of, or an event that, with notice or lapse of time or both, would be a default, breach or violation of, (i) any term, condition or provision of the Articles of Incorporation or Bylaws of any of Buyer, CENI or AMC, (ii) to

Buyer's actual knowledge, any lease, license, promissory note,

conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which

Buyer, CENI or AMC is a party or by which Buyer, CENI, AMC or the property of Buyer, CENI or AMC is bound, or  (iii) to Buyer's actual knowledge, any judgment, order, decree, law, rule,

regulation or other restriction of any court, government or

governmental agency to which Buyer, CENI or AMC is subject; (c) to

Buyer's actual knowledge, an event that would permit any party to terminate any agreement, or to accelerate the maturity of any indebtedness or other obligation, of EEP; or (d) to Buyer's actual knowledge, the creation or imposition of any Encumbrance on any of

EEP's properties, including without limitation the Theatres, other than Encumbrances that individually or in the aggregate would not have a material adverse effect on EEP.



                            ARTICLE III.

             SALE, TRANSFER AND CONVEYANCE: DELIVERIES
             -----------------------------------------



1. Sale, Transfer and Conveyance.  Seller hereby sells, transfers and conveys the Partnership Interest to Buyer, and Buyer hereby purchases, acquires and accepts the Partnership Interest from

Seller; such sale, transfer and conveyance is taking place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New

York, on May 28, 1993.



        2. Deliveries by Seller.  Contemporaneously with the sale,

transfer and conveyance described in Section 3.1, Seller is
                                     -----------

delivering to Buyer the following instruments:



(a) The opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for Seller, dated as of the date hereof.

        (b) The opinion of Shanley & Fisher, P.C., counsel for

TPI, dated as of the date hereof.

        (c) The resolutions of Seller's Board of Directors

authorizing the execution and delivery by Seller of this Agreement,

the Termination Agreement, the Mutual Release and Indemnification

Agreement, the Assignment and Assumption Agreement and the

Confidentiality Agreement (each as defined below), and the

performance by Seller of its covenants and obligations thereunder,

certified as of the date hereof by the secretary of Seller.

        (d) The resolutions of TPI's Board of Directors

authorizing the execution and delivery by any of its officers, on behalf of TPI, of the resolutions of Seller's sole shareholder described in subsection (e) below, and authorizing the execution and delivery by TPI of this Agreement, the  Termination Agreement,

the Mutual Release and Indemnification Agreement and the

Confidentiality Agreement, and the performance by TPI of its covenants and obligations thereunder, certified as of the date hereof by the secretary of TPI.

        (e) The resolutions of Seller's sole shareholder

authorizing the execution and delivery by Seller of this Agreement,

the Termination Agreement, the Mutual Release and Indemnification

Agreement and the Confidentiality Agreement, and the performance by

Seller of its covenants and obligations thereunder, certified as of the date hereof by the secretary of Seller.

        (f) The written resignations of all of the representatives of Seller on EEP's Board of Managers, dated and effective as of the date hereof.

        (g) That certain Mutual Release and Indemnification

Agreement among EEP, CENI, AMC, Seller and TPI (the "Mutual Release and Indemnification Agreement"), dated as of the date hereof and duly executed by Seller and TPI.

        (h) That certain Termination Agreement among Seller, TPI,

EEP, AMC, CENI, AMC Entertainment Inc. (AMC's parent corporation,

"AMCE"), Durwood, Inc. ("DI"), Stanley H. Durwood and Edward D.

Durwood (the "Termination Agreement"), dated as of the date hereof and duly executed by Seller, Seller on behalf of EEP, and TPI.

        (i) Notices to the creditors of EEP set forth on Annex
                                                         -----

3.2(i) and all landlords under the Theatre Leases, duly executed by
- ------

Seller, advising such creditors and landlords that from and after the date hereof, (i).1) Seller is no longer a partner with respect to EEP and (i).2) Seller has no authority to act on behalf of or bind EEP.

        (j) That certain Confidentiality Agreement among Seller,

TPI, EEP, CENI, Buyer and AMC (the "Confidentiality Agreement"),

dated as of the date hereof and duly executed by Seller, Seller on behalf of EEP, and TPI.

        (k) That certain Assignment and Assumption Agreement

between Seller and Buyer (the "Assignment and Assumption

Agreement"), dated as of the date hereof and duly executed by

Seller.

        (l) A Memorandum of Transfer of Partnership Interest (a

"Memorandum of Transfer") with respect to each of the Theatres,

dated as of the date hereof and duly executed by Seller and

notarized.

        (m) That certain Termination and Release Agreement among

Boatmen's First National Bank of Kansas City, Seller, TPI, Buyer,

EEP, CENI, AMC, AMCE, DI, Stanley H. Durwood and Edward D. Durwood

(the "Termination and Release Agreement"), dated as of the date hereof and duly executed by Seller, TPI and Seller on behalf of

EEP.

         3. Deliveries by Buyer.  Contemporaneously with the sale,

transfer and conveyance described in Section 3.1, Buyer is
                                     -----------

delivering to Seller the following instruments and documents:



(a) $17,500,000 by wire transfer, pursuant to written instructions from Seller.

        (b) The opinion of Gage & Tucker, counsel for Buyer, dated as of the date hereof.

        (c) The resolutions of Buyer's Board of Directors

authorizing the execution and delivery of this Agreement and the

Assignment and Assumption Agreement by Buyer and the performance by

Buyer of its covenants and obligations thereunder, certified as of the date hereof by the secretary of Buyer.



        (d) The resolutions of CENI's Board of Directors

authorizing the execution and delivery of this Agreement, the

Termination Agreement, the Mutual Release and Indemnification

Agreement and the Confidentiality Agreement by CENI and the

performance by CENI of its covenants and obligations thereunder,

certified as of the date hereof by the secretary of CENI.

        (e) The resolutions of AMC's Board of Directors

authorizing the execution and delivery of this Agreement, the

Termination Agreement, the Mutual Release and Indemnification

Agreement and the Confidentiality Agreement by AMC and the

performance by AMC of its covenants and obligations thereunder,

certified as of the date hereof by the secretary of AMC.

        (f) The Mutual Release and Indemnification Agreement,

dated as of the date hereof and duly executed by Buyer, CENI, EEP and AMC.

        (g) The Termination Agreement, dated as of the date hereof and duly executed by Buyer, CENI on behalf of EEP, CENI, AMC, AMCE,

DI, Stanley H. Durwood and Edward D. Durwood.

        (h) That certain Waiver of First Right of Refusal and

Consent, dated as of the date hereof and duly executed by CENI.

        (i) The Confidentiality Agreement, dated as of the date

hereof and duly executed by CENI on behalf of EEP, CENI, Buyer and

AMC.

        (j) The Assignment and Assumption Agreement, dated as of

the date hereof and duly executed by Buyer.

        (k) The Termination and Release Agreement, dated as of the date hereof and duly executed by Buyer, CENI on behalf of EEP,

CENI, AMC, AMCE, DI, Stanley H. Durwood and Edward D. Durwood.

        (l) By facsimile copy, the Termination and Release

Agreement, dated as of the date hereof and duly executed by

Boatmen's First National Bank of Kansas City (with original to be delivered to Seller on May 29, 1993, via overnight delivery

service).



                            ARTICLE IV.

                  SELLER'S CONTINUING OBLIGATIONS
                  -------------------------------



1. Indemnification.  Seller and TPI shall jointly and severally indemnify, defend and hold harmless Buyer, EEP, CENI and AMC

(collectively, the "AMC Entities"), their respective Affiliates (as defined in the Partnership Agreement) and their respective

directors, officers and employees  against and in respect of any and all claims, demands, losses, costs, expenses, obligations,

liabilities and damages, including interest, penalties and

reasonable attorneys' fees ("Loss"), which arise out of, result from or are based upon any inaccuracy or breach by Seller or TPI of, or failure by Seller or TPI to perform, any of their representations, warranties, covenants or agreements in this

Agreement or in any schedule, certificate, exhibit or other

instrument or agreement  furnished or delivered or to be furnished or delivered by Seller or TPI under this Agreement.

        2. Notice of Claim.  The AMC Entities (or any of them)

shall promptly notify Seller or TPI of the existence of any claim,

demand or other matter (for purposes of this Section, a "Claim") to which the indemnification obligations of either Seller or TPI would apply.  In the event that the indemnifying party advises the indemnified party that the indemnifying party will contest a claim for indemnification hereunder or fails, within 20 days of receipt of any indemnification notice, to notify, in writing, the

indemnified party of its election to defend, settle or compromise,

at its sole cost and expense, any Claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such Claim; provided, however, that the
                              --------  -------

indemnified party shall not settle or otherwise compromise or pay such Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld but which consent, if not withheld, shall not prejudice the indemnifying party's right to continue to contest the claim for indemnification.

In any event, unless and until the indemnifying party elects in writing to assume and does so  assume the defense of any such

Claim, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such Claim shall be a

Loss subject to indemnification hereunder to the extent the

indemnified party is entitled to indemnification hereunder for such

Claim.  If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by a third party,

the indemnifying party shall be entitled to control the defense of such claim or demand in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if the indemnifying party notifies the indemnified party in writing of its intention to do so within 20 days of the receipt of such notice by the indemnifying party, without prejudice, however, to the right of the indemnified party to participate therein through counsel of the indemnified party's own choosing, which participation shall be at the indemnified party's sole expense, unless (a) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the

indemnified party would present a conflict of interest (which shall be deemed to include any case in which there may be a legal defense or claim available to the indemnified party that is different from or additional to those available to the indemnifying party), in which case the indemnifying party  shall not have the right to direct the defense of such action on behalf of the indemnified party, or (b) the indemnifying party shall fail diligently to defend such Claim within a reasonable time.  Whether or not the indemnifying party chooses to defend such Claim, the parties hereto shall cooperate in the defense of such Claim and shall furnish such records, information and testimony and attend such conferences,

discovery proceedings, hearings, trials and appeals as may

reasonably be requested in connection therewith.  The indemnifying party shall not settle or permit the settlement of any such third party Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

        If a Claim is one that cannot by its nature be defended

solely by the indemnifying party (including, without limitation,

any federal or state tax proceeding), then the AMC Entities shall make available all information and assistance that the indemnifying party may reasonably request.

        3. Further Assurances.  Seller shall execute and deliver

to Buyer, as reasonably requested by Buyer:

        (a) any additional documents or instruments of transfer,

assignment, conveyance or assurance, for the purpose of assigning,

transferring, granting, conveying and confirming to Buyer the

Partnership Interest or for the purpose of evidencing the fact that

Seller is no longer a partner with respect to EEP; and

        (b) instruments of transfer, conveyance and assignment,

from Seller to EEP, Buyer or CENI (as instructed by Buyer), of the licenses, permits, leases and agreements respecting the Theatres or

EEP's business or properties to which Seller is a party, or that are held by Seller, on EEP's behalf or as agent for, or nominee of,

EEP.

                             ARTICLE V.

                   BUYER'S CONTINUING OBLIGATIONS
                   ------------------------------





1. Indemnification.  Buyer, EEP, CENI and AMC shall jointly and severally indemnify, defend and hold harmless Seller, TPI, their respective Affiliates and their respective directors, officers and employees against and in respect of any and all Loss which arises out of, results from or is based upon any inaccuracy or breach by

Buyer, CENI or AMC of, or  failure by Buyer, CENI or AMC to

perform, any of their representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit or other instrument furnished or to be furnished by Buyer, CENI or AMC under this Agreement.

        2. Notice of Claim.  Seller and TPI (or either of them)

shall promptly notify Buyer, CENI or AMC of the existence of any claim, demand or other matter (for purposes of this Section, a

"Claim") to which the indemnification obligations of any of Buyer,

CENI or AMC would apply.  In the event that the indemnifying party advises the indemnified party that the indemnifying party will contest a claim for indemnification hereunder or fails, within 20 days of receipt of any indemnification notice, to notify, in writing, the indemnified party of its election to defend, settle or compromise, at its sole cost and expense, any Claim (or

discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such Claim; provided,
                                                  --------

however, that the indemnified party shall not settle or otherwise
- -------

compromise or pay such Claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld but which consent, if not  withheld, shall not prejudice the indemnifying party's right to continue to contest the claim for indemnification.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such Claim, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such Claim shall be a Loss subject to indemnification hereunder to the extent the indemnified party is entitled to indemnification hereunder for such Claim.  If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by a third party,

the indemnifying party shall be entitled to control the defense of such claim or demand in the name of the indemnified party, with counsel reasonably satisfactory to the indemnified party, if the indemnifying party notifies the indemnified party in writing of its intention to do so within 20 days of the receipt of such notice by the indemnifying party, without prejudice, however, to the right of the indemnified party to participate therein through counsel of the indemnified party's own choosing, which participation shall be at the indemnified party's sole expense, unless (a) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the

indemnified party would present a conflict of interest (which shall be deemed to include any case in which there may be a legal defense or claim available to the indemnified party that is

different from or additional to those available to the indemnifying party), in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the

indemnified party, or (b) the indemnifying party shall fail

diligently to defend such Claim within a reasonable time.  Whether or not the indemnifying party chooses to defend such Claim, the parties hereto shall cooperate in the defense of such Claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

The indemnifying party shall not settle or permit the settlement of any such third party Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably

withheld.

        If a Claim is one that cannot by its nature be defended

solely by the indemnifying party (including, without limitation,

any federal or state tax proceeding), then Seller and TPI shall make available all information and assistance that the indemnifying party may reasonably request.

        3. Records.  (a) EEP or AMC shall maintain the books and

records described in Section 6.1 of the Partnership Agreement in the manner set forth in such Section 6.1 for a period of seven years following the date of this Agreement;

        (b) EEP or AMC shall maintain the Settlement Records (as

defined in Section 5.1(a) of the Management Agreement) in the

manner set forth in such Section 5.1(a) for a period of seven years following the date of this Agreement; and

        (c) EEP or AMC shall make available to Seller such books,

records and Settlement Reports relating to the period during which

AMC managed any of the Theatres for Seller and during which Seller was a partner with respect to EEP as Seller shall reasonably request (subject, however, to the limitations set forth in

Section 5.1(a) of the Management Agreement) for the purpose of preparing Seller's federal, state and local income tax returns or to enable Seller or TPI to respond to a tax audit for any period prior to the Closing Date.  EEP and AMC shall, at the request of

Seller or TPI, reasonably cooperate with and assist Seller and TPI in connection with any such audit; provided, however, that Seller and TPI shall promptly reimburse EEP and AMC for any out-of-pocket expenses in connection therewith.

        4. Stock Certificates.  Buyer shall cause the following

items to be delivered to Seller on May 29, 1993, via overnight delivery service:  (a) Certificate No. C1 representing 1,000 shares of common stock, par value $.01 per share, of Seller, (b)

Certificate No. C2 representing 800,000 shares of common stock, par value $.01 per share, of Seller, and (c) Certificate No. P2

representing 533,334 shares of Series A Preferred Stock of Seller.

                            ARTICLE VI.

                             PUBLICITY
                             ---------



1. Publicity.  Copies of any notices to third parties and all other publicity concerning the transactions contemplated by this

Agreement shall be provided by the party making such notice or publicity to the other parties hereto prior to release thereof.

        2. Notices.  Seller hereby consents to (a) the

distribution by EEP, at EEP's expense, of the notices  described in

Section 3.2(i); and (b) the publishing by EEP of notice, (b).1) in
- --------------

a newspaper of general circulation in each county, parish or city in which EEP currently has business operations, and (b).2) in a publication of statewide circulation (whose audience is primarily persons engaged in the practice of law in such state) in each state in which EEP has business operations, to the effect that, from and after the date hereof, (b).2).1) Seller is not a partner with respect to EEP, and (b).2).2) Seller has no authority to act on behalf of EEP.

        3. Further Assurances.  (a) Buyer, CENI, AMC and EEP will

not, after the date hereof, represent to any person that Seller is a partner of EEP.  Buyer will use its best efforts to cause all of the notices described in Section 6.2(a) hereof to be distributed by
                         --------------

EEP promptly following the execution of this Agreement.

        (b) Seller and TPI will not, after the date hereof,

represent to any person that Seller is a partner of EEP.

                           ARTICLE VII.

                               COSTS
                               -----

        1. Broker.  (a) Buyer, CENI and AMC shall be fully

responsible for any fees, compensation or expenses payable to any broker or finder that they (or any of them) have retained or engaged in connection with the transactions contemplated by this

Agreement.

        (b) Seller and TPI shall be fully responsible for any

fees, compensation or expenses payable to any broker or finder that they (or either of them) have retained or engaged in connection with the transactions contemplated by this Agreement, including,

without limitation, any fees, compensation or expenses with respect to services rendered in connection with the transactions

contemplated by this Agreement by Phillip Ean Cohen ("Cohen"),

Morgan Schiff & Co., Inc. ("Morgan Schiff"), Kidder Peabody & Co.,

Inc. ("Kidder Peabody") or any affiliate of Cohen, Morgan Schiff or

Kidder Peabody.

        2. Costs.  Each of the parties hereto shall pay all costs

and expenses (other than as expressly provided in this Article)

incurred or to be incurred by it in negotiating and  preparing this

Agreement and in closing and carrying out the transactions

contemplated by this Agreement.

        3. Transfer Taxes.  Buyer shall bear all transfer taxes,

governmental charges, documentary tax stamps or similar charges,

and all sales, use or other taxes (but excluding taxes on income resulting from the transactions contemplated hereby) that are assessed or otherwise become due in connection with the transactions contemplated hereby.



                           ARTICLE VIII.

                         FORM OF AGREEMENT
                         -----------------



1. Headings.  The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

        2. Entire Agreement; Amendment; Waiver.  This Agreement,

when executed and delivered by the parties hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes all prior or

contemporaneous written or verbal  agreements, representations and understandings of the parties, including, without limitation, that certain letter dated March 19, 1993, from AMC to Seller.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

        3. Counterparts.  This Agreement may be executed

simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        4. Annexes; Schedules.  All Annexes and Schedules to which this Agreement refers and which are attached hereto are

incorporated herein by this reference.

        5. Miscellaneous.  Whenever the context shall require, the use of any gender shall include all genders and the use of any singular shall include the plural, and vice versa.

                            ARTICLE IX.

                              PARTIES
                              -------





1. Third Parties.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this

Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

        2. Binding Effect.  This Agreement shall be binding on,

and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  Neither Buyer nor

Seller shall assign this Agreement without prior written consent of the other party hereto.

                             ARTICLE X.

                              REMEDIES
                              --------



1. Specific Performance.  Each party's obligation  under this

Agreement is unique.  If any party should default in its

obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

        2. Costs.  If any legal action or other proceeding is

brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.



                             ARTICLE XI.

       NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
       -----------------------------------------------------

        All representations and warranties made herein or in any

instrument, certificate or other writing provided for in this

Agreement shall be deemed to be continuing and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two years following the date hereof; provided, however, that

(a) such representations and warranties, as such relates to a Claim

(as defined therein) for which a notice seeking indemnification has been given pursuant to Section 4.2 or Section 5.2 within such two
                       -----------    -----------

year period, shall survive forever; (b) the representations and warranties set forth in Sections 1.1, 1.2, 1.3 and 1.4 hereof shall
                        ------------------------------

survive forever; and (c) all obligations of AMC and TPI hereunder shall terminate two years after the date hereof (provided, however, that any obligations of TPI or AMC under Articles IV and V,

respectively, as such relates to a Claim (as defined therein) for which a notice seeking indemnification has been given pursuant to

Section 4.2 or Section 5.2 within such two year period shall
- -----------    -----------

survive forever).



ARTICLE XII.

                              NOTICES
                              -------

        All notices, requests, demands and other communications

required or permitted under this Agreement or otherwise in

connection herewith shall be in writing and shall be deemed to have been duly given and received (a) on the date of delivery if

delivered in person or by a nationally recognized overnight express delivery service or when transmitted by facsimile transmission with receipt of facsimile answerback confirmation, or (b) three business days after dispatch by registered or certified mail, postage prepaid, and properly addressed and sent to the appropriate address or facsimile number set forth below:

To Seller or TPI at:  777 S. Flagler Drive, Suite 909
                      West Palm Beach, FL 33401
                      FAX: (407) 835-1138

with a copy to:   Ronald C. Barusch
                  Skadden, Arps, Slate, Meagher &
                    Flom
                  1440 New York Avenue, N.W.
                  Washington, D.C. 20005
                  FAX: (202) 393-5760

To Buyer, EEP, CENI or AMC at:    Attn: Chief Financial Officer
                  106 West 14th St., Suite 1700
                  Kansas City, MO 64105
                  FAX: (816) 421-5744
with a copy to:   Raymond F. Beagle
                  Gage & Tucker
                  2345 Grand Avenue, Suite 2800
                  Kansas City, MO 64108
                  FAX: (816) 292-2001

Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

                           ARTICLE XIII.

                           GOVERNING LAW
                           -------------

        This Agreement shall be construed in accordance with, and

governed by, the laws of the State of New York as applied to contracts that are executed and performed entirely in New York.

                           ARTICLE XIII.

                            SEVERABILITY
                            ------------

        If any provision of this Agreement is held to be invalid

or unenforceable by any court of final jurisdiction, it is the intent of the parties hereto that all other provisions of this

Agreement be construed to remain fully valid, enforceable and binding on the parties.

        IN WITNESS WHEREOF, the parties hereto  have caused this

Agreement to be duly executed as of the day and year first above written.

BUYER:                            CINEMA ENTERPRISES II, INC.


                                  By /s/ Peter C. Brown
                                  ------------------------------
                                  Name:  Peter C. Brown
                                  ------------------------------
                                  Title: Senior Vice President,
                                  Chief Financial Officer and
                                  Treasurer
                                  ------------------------------


SELLER:                           TPI ENTERTAINMENT, INC.


                                  By: /s/ Stephen R. Cohen
                                  ------------------------------
                                  Name:  Stephen R. Cohen
                                  ------------------------------
                                  Title: President
                                  ------------------------------


TPI:                              TPI ENTERPRISES, INC.


                                  By: /s/ Stephen R. Cohen
                                  ------------------------------
                                  Name: Stephen R. Cohen
                                  ------------------------------
                                  Title: Chairman of the Board
                                  ------------------------------

EEP:                              EXHIBITION ENTERPRISES
                                  PARTNERSHIP

                                  By: TPI ENTERTAINMENT, INC., a
                                  General Partner


                                  By: /s/ Stephen R. Cohen
                                  ------------------------------
                                  Name: Stephen R. Cohen
                                  ------------------------------
                                  Title: President
                                  ------------------------------

                                  By: CINEMA ENTERPRISES, INC., a
                                  General Partner


                                  By: /s/ Peter C. Brown
                                  ------------------------------
                                  Name: Peter C. Brown
                                  ------------------------------
                                  Title: Senior Vice President and
                                  Chief Financial Officer
                                  ------------------------------


CENI:                             CINEMA ENTERPRISES, INC.


                                  By: /s/ Peter C. Brown
                                  ------------------------------
                                  Name:  Peter C. Brown
                                  ------------------------------
                                  Title: Senior Vice President and
                                  Chief Financial Officer
                                  ------------------------------


AMC:                              AMERICAN MULTI-CINEMA, INC.


                                  By: /s/ Peter C. Brown
                                  ------------------------------
                                  Name:  Peter C. Brown
                                  ------------------------------
                                  Title: Senior Vice President,
                                  Chief Financial Officer and
                                  Treasurer
                                  ------------------------------